Salaries of Executive Officers — Exhibit 99.1

Summary of Compensatory Arrangements with Executive Officers,
Effective August 25, 2008

Executive Officer	Annual Salary
Leo Berlinghieri, Chief Executive Officer and President	$477,000

Gerald G. Colella, Vice President, Chief Business Officer and Acting Group VP, PRG Products	$346,750

John T.C. Lee, Group VP CIT and Ion Systems Products	$261,250

John A. Smith, Vice President and Chief Technical Officer	$280,250

William D. Stewart, Vice President & General Manager, Vacuum Products Group	$247,000

Ronald C. Weigner, Vice President and Chief Financial Officer	$261,250